Exhibit 10.23
Strictly Confidential                                Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of May 11, 2017, is entered into by and among Jaguar Holding Company I, a Delaware corporation (the "Assignor"), Eagle Holding Company I, a Delaware corporation (the "Assignee"), Pharmaceutical Product Development, LLC, a Delaware limited liability company ("PPD") and David M. Johnston (the "Executive"). Capitalized or other terms used and not defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of April 26, 2017 (as amended, restated, modified or supplemented from time to time, the "Merger Agreement"), by and among the Assignee, Eagle Holding Company II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Assignee ("Holdings"), Eagle Reorganization Merger Sub, Inc., a Delaware corporation and wholly- owned subsidiary of Holdings, Eagle Buyer, Inc., a Delaware corporation and the Assignor.
In consideration of the mutual covenants and conditions as hereinafter set forth, each of the parties hereto hereby agree as follows:
1.     Assignment of Employment Agreement.
a)     Assignment. The Assignor hereby irrevocably and absolutely transfers and assigns to the Assignee, and the Assignee hereby accepts and assumes from the Assignor, the Assignor's rights and obligations under that certain Employment Agreement, dated as of May 22, 2013, as amended, by and among PPD, the Assignor and the Executive (the "Employment Agreement"), with effect from the Effective Time (the "Assignment"). The Assignee agrees with the Assignor to perform and satisfy when due all obligations of the Employment Agreement, and further agrees to be bound by the terms and provisions of the Employment Agreement applicable to the Assignor thereunder.
b)     Consent of Executive. By executing this Agreement the Executive hereby provides written consent to the Assignment.
c)     Parent. Each of the parties hereto agrees that, with effect from the Assignment, references to "Parent" in the Employment Agreement shall be deemed to be references to the Assignee.
2.     Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.
3.     Jurisdiction. Each of the parties hereto (i) consent to submit itself to the personal jurisdiction and venue of any Federal court located in the State of North Carolina or any North Carolina state court with respect to any suit relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees that it will not bring any such suit in any court other than a Federal or State court sitting in the State of North Carolina, (iv) irrevocably agrees that any such suit (whether at law, in equity, in contract, in tort or otherwise) shall be heard and determined exclusively in

Exhibit 10.23
such Federal or State court sitting in the State of North Carolina and (v) agrees to service of process in any such Action in any manner prescribed by the laws of the State of North Carolina. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.
4.     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
5.     Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other parties hereto in order to carry out the provisions and purposes of this Agreement.
6.     Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to give any other Person any right, remedy or claim under this Agreement
7.     Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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Exhibit 10.23
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.
                ASSIGNOR:
JAGUAR HOLDING COMPANY I
By:    /s/ B. Judd Hartman_________________
    Name:    B. Judd Hartman
    Title:    General Counsel and Secretary

[Signature Page to Assignment and Assumption Agreement]

Exhibit 10.23
ASSIGNEE:
EAGLE HOLDING COMPANY I
By:    /s/ P. Hunter Philbrick_____________                    Name:    P. Hunter Philbrick
    Title:    Vice President

[Signature Page to Assignment and Assumption Agreement]

Exhibit 10.23
Accepted and acknowledged:
EXECUTIVE:
DAVID M. JOHNSTON
/s/ David M. Johnston______________

[Signature Page to Assignment and Assumption Agreement]

Exhibit 10.23
Accepted and acknowledged:
PPD:
PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC
By:    /s/ B. Judd Hartman________________
    Name:     B. Judd Hartman
    Title:    General Counsel and Secretary

[Signature Page to Assignment and Assumption Agreement]